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                                EXHIBIT NO. 10.50
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                              ASSUMPTION AGREEMENT

         AGREEMENT, made as of the 16th day of September, 1999 among and between First Union National Bank, a national banking association maintaining an office at 50 Main Street, White Plains, New York 10606, successor in interest to First Fidelity Bank, N.A. ("Mortgagee"), MacQuesten Realty Company, a New York general partnership, maintaining it's principal office at 115 MacQuesten Parkway South, Mount Vernon, New York 10550, successor in interest to Michael Anthony Company ("Borrower") and Michael Anthony Jewelers, Inc. a Delaware corporation, maintaining it's principal office at 115 MacQuesten Parkway South, Mount Vernon, New York 10550, ("Purchaser")

         WHEREAS, Borrower is indebted to Mortgagee under a certain mortgage and note dated August 16, 1993 in the principal amount of $1,885,000.00, and the note is recorded at Liber/Reel 18080 Page 279 in the office of the Westchester County Clerk.

         WHERAS, pursuant to a reorganization of the affairs of the Borrower, the real property described in the mortgage was on December 27, 1995 conveyed to MacQuesten Realty Company, its successor entity.

         WHEREAS, following such conveyance, all payments required to be paid under the mortgage have been paid by MacQuesten Realty Company to the Mortgagee.

         WHEREAS, Borrower has sold and conveyed to Purchaser all of the real property described in the mortgage, and both Borrower and Purchaser have requested Mortgagee to enter into this agreement.

         WHEREAS, in consideration of the execution of this agreement by Mortgagee, Purchaser is willing to assume the payment of the mortgage indebtedness due and owing from Borrower to Mortgagee, such assumption having been agreed to between Borrower and Purchaser as partial consideration for the conveyance as stated above of the mortgaged premises by Borrower to Purchaser.

         WHEREAS, Borrower and Purchaser represent to Mortgagee that there is no second mortgage or other subsequent lien now outstanding against the real property described in the mortgage stated above held by Mortgagee, and that the lien of the mortgage held by mortgages is a valid, first and subsisting lien on the real property.

      NOW, THEREFORE, in consideration of the mutual agreements contained here and on the condition that the lien of the mortgage stated above held by Mortgagee is a valid, first and



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subsisting lien on the real property and that the execution of this agreement will not impair the lien of the mortgage, the parties agree as follows:

      1. Purchaser agrees to pay installments on the mortgage note as they become due in the manner and amount stipulated in it and Purchaser adopts and agrees to be bound by all of the covenants, agreements, obligations and provisions of the note pertaining to the mortgagor, as though the note had been originally executed by Purchaser, except for the reduction of principal and interest due on it to the payments made by Borrower prior to the execution of this agreement.

      2. Mortgagee agrees to release Borrower from all personal liability under the mortgage note and agrees that in any action taken to enforce the collection of the obligation evidenced by the note, in no case shall Borrower be subject to suit, claim or demand by Mortgagee for any deficiency.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be entered into on the day above first written.

                                 FIRST UNION NATIONAL BANK

                                 By: /S/ CHRISTOPHER STRAUSS
                                     ----------------------------------------
                                     Christopher Strauss, Vice President

                                 MICHAEL ANTHONY JEWELERS,  INC.

                                 By: /s/ MICHAEL A. PAOLERCIO
                                     ----------------------------------------
                                     Michael A. Paolercio, Treasurer

                                 MACQUESTEN REALTY COMPANY

                                 By: /s/ ANTHONY PAOLERCIO
                                     ----------------------------------------
                                     Anthony Paolercio, General Partner

STATE OF NEW YORK          )
COUNTY OF WESTCHESTER      )    ss:

On the _________ day of ______________, ___ before me came ___________________, to me know duly sworn did depose and say that he is the ___________________________ Of First Union National Bank who executed the above document in my presence.

                                               ---------------------------
                                               Notary Public



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STATE OF NEW YORK          )
COUNTY OF WESTCHESTER      )    ss:

On the 19th day of April, 2000 before me came Michael A. Paolercio, to me know duly sworn did depose and say that he is the Senior Vice President & Treasurer of Michael Anthony Jewelers, Inc., the corporation described in and which executed the foregoing instrument in my presence by authority of the Board of Directors.

                                               ---------------------------
                                               Notary Public

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF WESTCHESTER      )


                  BE IT REMEMBERED, that on this 19th day of April, 2000, before me, the subscriber, an officer duly authorized to take acknowledgments for use in the State of New York, personally appeared Anthony Paolercio, who, I am satisfied is the person who executed the within Instrument as a general partner of MacQuesten Realty Company , the partnership named therein, and I having first made known to them the contents thereof, he did thereupon acknowledge that the said Instrument made by the said partnership and delivered by him as such partner, is the voluntary act and deed of said partnership, made by virtue of authority from said partnership's partnership agreement, for the uses and purposes therein expressed.


                                               ----------------------------
                                               Notary Public